Exhibit 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Skyworks Solutions, Inc. (the “Company”) on Form 10-Q for the three months ended March 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. Aldrich, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David J. Aldrich David J. Aldrich Chief Executive Officer May 12, 2003

In connection with the Quarterly Report of Skyworks Solutions, Inc. (the “Company”) on Form 10-Q for the three months ended March 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul E. Vincent, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul E. Vincent Paul E. Vincent Chief Financial Officer May 12, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.